UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report(Date of Earliest Event Reported): January 31, 2014

CROWN MARKETING

 (Exact name of registrant as specified in its charter)

WYOMING

(State or other jurisdiction of incorporation)

    0-27873

98-0178621

(Commission File Number)     (IRS Employer Identification No.)

4350 Temple City Boulevard, El Monte, California 91731 (Address of principal executive offices and zip code)

(626) 283-6600

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Crown Marketing  from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that is based upon beliefs of, and information currently available to Crown Marketing’s management, as well as estimates and assumptions made by management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to us or our management, identify forward-looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors  relating to industry, our operations and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.  The following discussion should be read in conjunction with the periodic reports, including the  audited and unaudited consolidated financial statements therein,  of Crown Marketing as filed with the Securities and Exchange Commission.

In this Form 8-K, references to “we,” “our,” “us,” or the “Company” refer to Crown Marketing and its subsidiaries and controlled companies.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 31, 2014, the Company appointed Stefan Riderer as its Chief Financial Officer. Mr. Riderer, age 50, has over 25 years of experience in Sales, Marketing, Operation, business development and management.

After he earned his degree in physics from Babes Bolyai University, Romania, he specialized in solid state physics and worked in research and development of special alloys. As a researcher, Stefan focused on developing special testing techniques, along with designing software and test equipment for structural analysis of materials. Stefan was also a member of the management team in charge of developing and implementing strategies in non ferrous material mining.

Upon relocation to the United States, Stefan took on a Research Assistant position within the College of Engineering at Wayne State University, in Detroit, Michigan, where he worked closely with faculty and other graduate students for one year. During this time, he enhanced his skills in data collection, analysis, and management and gained an improved understanding of effective collaboration and teamwork.

In 1998, Stefan moved to California and funded Wholtex Liquidation, Inc., engaged in asset recovery and IT development.

On January 31, 2014, the Company appointed Terry Lee as a director. Mr. Lee, age 62, is a 30-year veteran in the real estate and hospitality fields.  His experiences include business development, acquisition and disposition of commercial real estate assets since 1981.  He was also involved in development planning, construction management, entitlement processing, governmental relations, as well as oversees corporate maintenance and accounting issues. He has been serving as exclusive representative for several overseas conglomerates for their U.S. real estate holdings.

In addition, he is the founder, and has been the chief executive of, American Property Management Company (APMC) doing business in China since 2001.  APMC opened 16 hotels in China in the past 10 years. He has been frequently invited to give lectures to commercial real estate professionals and hospitality companies in China and Taiwan.

Mr. Lee has served as Director/Auditor of the Taiwan Hotel Motel Association, President of the  Chinese American Real Estate Professionals in year 2000, and Founder/Director of the Distinguished Citizen Society.  He is a contributing member of the Asian Business League, Hong Kong Association and various Chamber of Commerce organizations throughout Southern California.

Lee received his MBA degree from Oklahoma Central State University in 1980.  Prior to coming to U.S., he had experiences in international trading as well as in insurance fields.  He received a Bachelor's degree in Law from National Chung Hsing University in Taiwan.

The Company previously announced that Shirley Huang had been asked to serve as Chief Financial Officer, but she was unable to serve due to her other time commitments. Ms. Huang was provided with a copy of this Current Report on Form 8-K and declined to provide a statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 5, 2014

CROWN MARKETING

By: /s/    Jay Hooper

Name: Jay Hooper

Title: Chief Executive Officer

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